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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Evans and Sutherland Computer Corporation:

  We consent to incorporation by reference in the Registration Statement on Form S-4 of Evans and Sutherland Computer Corporation of our report dated February 11, 1998, relating to the consolidated balance sheets of Evans and Sutherland Computer Corporation and subsidiaries as of December 31, 1997 and December 27, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended, December 31, 1997 and related financial statement schedule, which report appears in the December 31, 1997 annual report on Form 10-K of Evans and Sutherland Computer Corporation and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG Peat Marwick LLP
                                          KPMG Peat Marwick LLP

Salt Lake City, Utah
April 25, 1998